Exhibit 10.1

[FORM OF FOR NON-EMPLOYEE DIRECTOR]

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED STOCK INCENTIVE PLAN

STOCK GRANT AWARD AGREEMENT

FOR DIRECTORS

ON Semiconductor Corporation, a Delaware Corporation (“Company”) hereby grants to [DIRECTOR] (“Grantee”), a Participant in the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended from time-to-time (“Plan”), a Stock Grant Award (“Award”) for shares of the common stock of the Company (“Stock”). This agreement to grant Stock (“Award Agreement”) is made effective as of the      day of                     ,              (“Grant Date”).

A. The Board of Directors of the Company (“Board”) has adopted the Plan, as an incentive to retain employees, officers, and non-employee Directors of, and Consultants to, the Company and to enhance the ability of the Company to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

B. Under the Plan, the Board has delegated its authority to administer the Plan to the Compensation Committee of the Board (“Committee”).

C. The Committee has approved this Award to the Grantee pursuant to the Plan in recognition for the Grantee’s service as a member of the Board and to provide an incentive to the Grantee to focus on the long-term growth of the Company.

D. To the extent not specifically defined in this Award Agreement, all capitalized terms used in this Award Agreement shall have the meaning set forth in the Plan.

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

1. Grant of Award. The Company grants to Grantee      shares of Stock. The number of shares of Stock granted pursuant to this Agreement represents an amount equal to $         divided by the closing price of the Company’s Stock on the Grant Date, rounded up or down to the nearest whole share of Stock. Subject to the provisions of this Award Agreement and the Plan, the Company will deliver the Stock to the Grantee within 15 days of the Grant Date. This Award is granted pursuant to the Plan and its terms are incorporated by reference.

2. Rights of Grantee. Subject to the provisions of this Award Agreement and the Plan, as of the Grant Date, Grantee shall be a stockholder with respect to all of such Stock and shall have all of the rights of a stockholder in the Company with respect to the Stock.

3. No Restrictions. The Stock is fully vested as of market close on the NASDAQ or any exchange on which the Stock is traded on the Grant Date and is not subject to any restrictions.

4. Delivery of Shares. No shares of Stock shall be delivered under this Award Agreement until (i) the Grant Date as provided for in paragraph 1 above; (ii) approval of any governmental authority required in connection with this Award Agreement, or the issuance of shares thereunder, has been received by the Company; and (iii) if required by the Committee, the Grantee has delivered to the Company documentation (in form and content acceptable to the Company in its sole and absolute discretion) to assist the Company in concluding that the issuance to the Grantee of any share of Stock under this Award Agreement would not violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

5. Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Grantee by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the current address on file with the Company or at such other address as such party may designate in writing from time-to-time to the other party.

5.1 Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, a grant notice, this Award Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Grantee electronically. In addition, the Grantee may deliver electronically any grant notice and this Award Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time-to-time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

5.2 Consent to Electronic Delivery. The Grantee acknowledges that the Grantee has read paragraph 5.1 above of this Award Agreement and consents to the electronic delivery of the Plan documents and any grant notice, as described in paragraph 5.1. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing.

6. Securities Act. The Company shall not be required to deliver any shares of Stock pursuant to this Award Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

7. Administration. This Award Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Award Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Award Agreement and the Plan, the provisions of the Plan shall control.

8. Continuation of Services. This Award Agreement shall not be construed to confer upon the Grantee any right to continue providing services as a member of the Board and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the services of the Grantee at any time.

9. Taxable Income. The Grantee acknowledges and agrees that the Fair Market Value of the shares of Stock to which the Grantee is entitled pursuant to paragraph 1 will be included in the Grantee’s gross income under Section 83 of the Code on the date on which the Stock is delivered to the Grantee.

10. Federal and State Taxes. Grantee may incur certain liabilities for Federal, state, or local taxes in connection with the grant of Stock hereunder, and the Grantee agrees to be responsible for the payment of any resulting taxes.

11. Amendments. Unless otherwise provided in the Plan or this Award Agreement, this Award Agreement may be amended only by a written agreement executed by the Company and the Grantee.

12. Integrated Agreement. Any grant notice, this Award Agreement and the Plan shall constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of any grant notice and this Award Agreement shall survive any settlement of the Award and shall remain in full force and effect.

13. Governing Law and Venue. This Award Agreement shall be interpreted and administered under the laws of the State of Delaware. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, agree that such litigation shall be conducted in the state courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, where this Award is made and/or to be performed.

14. Severability. If any provision of this Award Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Award Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Award Agreement, and in any event, the validity and enforceability of the remaining provisions of this Award Agreement shall not be affected thereby.

15. Counterparts. Any grant notice and this Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Other. The Grantee represents that the Grantee has read and is familiar with the provisions of the Plan and this Award Agreement, and hereby accepts the Award subject to all of their terms and conditions.

17. Confidentiality. The Grantee acknowledges and agrees that the terms of this Award Agreement are considered proprietary information of the Company. The Grantee hereby agrees that Grantee shall maintain the confidentiality of these matters to the fullest extent permitted by law and shall not disclose them to any third party. If the Grantee violates this confidentiality provision, without waiving any other remedy available, the Company may revoke this Award without further obligation or liability, and the Grantee may be subject to disciplinary action, up to and including the Company’s termination of the Grantee’s service as a member of the Board for Cause.

18. Appendix. Not applicable.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any related shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be signed by its duly authorized representative and the Grantee has signed this Award Agreement as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By:
[NAME OF OFFICER]

GRANTEE

By:
[NAME OF DIRECTOR]

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